UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2021

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive		76092
Southlake,	TX
(Address of principal executive offices)		(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company    ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, Sabre Corporation (“Sabre”) announced that that Sabre’s Board of Directors (the “Board”) has nominated Phyllis Newhouse and Wendi Sturgis for election at Sabre’s 2021 Annual Meeting of Stockholders, which is scheduled to be held on April 28, 2021. In addition, Sabre announced that Renée James, Judy Odom, Joseph Osnoss and John Siciliano will be retiring from the Board, as well as from all Board committees on which they sit, immediately prior to the Annual Meeting. Their decision to retire is not the result of any disagreement with Sabre or its management with respect to any matter relating to Sabre’s operations, policies or practices. The size of the Board will be reduced to eleven directors, effective upon their retirement from the Board and assuming Ms. Newhouse’s and Ms. Sturgis’ election to the Board. A copy of the press release announcing these items is included as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated March 8, 2021.
104 Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 8, 2021	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel